UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 12, 2023

HEALTHEQUITY, INC.

Delaware	001-36568	52-2383166
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

15 West Scenic Pointe Drive
Suite 100
Draper, Utah 84020
(801) 727-1000

(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	HQY	The NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 14, 2023, HealthEquity, Inc. (the “Company”) announced that James M. Lucania will be appointed as the Company’s new Executive Vice President and Chief Financial Officer. Mr. Lucania is expected to join the Company following the filing of the Company’s Quarterly Report on Form 10-Q with the U.S. Securities and Exchange Commission (the “SEC”) for the fiscal second quarter in September, and will serve as the Company’s principal financial officer and principal accounting officer for purposes of filings with the SEC.
Mr. Lucania, age 44, was most recently the Chief Financial Officer of Ascensus Holdings from August 2016 to the present. Prior to that, Mr. Lucania was the Chief Financial Officer of Checkpoint Systems, Inc. from March 2015 to June 2016, and Vice President of Finance and Treasurer of Checkpoint Systems from October 2012 to March 2015. Prior to joining Checkpoint Systems, Mr. Lucania served in various positions at Miller Buckfire & Co. and Levine Leichtman Capital Partners. Mr. Lucania holds a B.S. in economics and a B.A. in music from the University of Pennsylvania, and an M.B.A. from the UCLA Anderson School of Management.
The Company has entered into a written employment agreement dated June 13, 2023 with Mr. Lucania, which was approved by the Company’s talent, compensation and culture committee. Mr. Lucania’s employment agreement provides for “at-will” employment and does not have a stated duration or term. Under the terms of the employment agreement, Mr. Lucania is entitled to a base salary of not less than $575,000, is eligible for an annual incentive bonus award with a target of 75% of Mr. Lucania’s base salary based upon the achievement of corporate and individual performance objectives as determined by the Company’s talent, compensation and culture committee, and is entitled to an award of restricted stock units with a fair market value of $4,500,000, with 25% vesting on the one-year anniversary of the Commencement Date, and the remainder vesting as to 6.25% on the first day of each of the following twelve calendar quarters.
Mr. Lucania’s employment agreement also provides him with the opportunity to receive certain post-employment payments and benefits in the event of certain types of termination of his employment. Upon termination of Mr. Lucania 's employment by the Company without “cause” or by Mr. Lucania for “good reason” (each as defined in Mr. Lucania’s employment agreement), in addition to any compensation that has been accrued or earned but not yet paid, subject to the execution of a general release of claims in favor of the Company and its affiliates, Mr. Lucania would be entitled to: (i) continued payment of his then current annual base salary for 12 months following the termination date; (ii) subject to the achievement of the applicable performance conditions for the relevant fiscal year, his annual bonus for the fiscal year in which the termination date occurs, pro-rated based on the number of days which elapsed in the applicable fiscal year through the date of termination, payable at such time annual bonuses are paid to our other executive officers; and (iii) subject to Mr. Lucania’s election of COBRA continuation coverage, provided he does not become eligible to receive comparable health benefits through a new employer, a monthly cash payment equal to the monthly COBRA premium cost for the 12-month period following the date of termination.
If Mr. Lucania is terminated in connection with a change in control of the Company, the vesting of all unvested equity awards will accelerate on a “double trigger” basis such that if Mr. Lucania’s employment with the Company is terminated by the Company without “cause” or by Mr. Lucania for “good reason” (each as defined in Mr. Lucania’s employment agreement), in each case, within the first 12-month period following a change in control of the Company in which Mr. Lucania’s equity awards are assumed or substituted for by the acquirer then any such assumed or substituted equity award held by Mr. Lucania that is then unvested will fully vest.
In addition, upon a termination of Mr. Lucania’s employment due to death or “disability” (as defined in Mr. Lucania’s employment agreement), in addition to any accrued or earned but unpaid amounts, Mr. Lucania (or Mr. Lucania’s estate or beneficiaries, as the case may be) would be entitled to, subject to the achievement of the applicable performance conditions for the relevant fiscal year, his annual bonus for the fiscal year in which the termination date occurs, pro-rated based on the number of days which elapsed in the applicable fiscal year through the date of termination, payable at such time annual bonuses are paid to our other executive officers.
Mr. Lucania also signed a Confidentiality, Non-Interference, and Invention Assignment Agreement with the Company which subjects him to customary confidentiality restrictions that apply during his employment and indefinitely thereafter, a covenant not to compete during his employment, and for a period of 12 months thereafter, and a non-interference covenant while employed with us and for a period of 24 months thereafter. Generally, the non-compete provisions prevent Mr. Lucania from engaging in consumer healthcare related businesses, including the business of acting as custodian or administrator for medical payment reimbursement accounts and other consumer-directed benefits, including, but not limited to, health savings accounts, flexible spending accounts and health reimbursement accounts, COBRA administration, commuter and other benefits or any other business activities in which we or any of our affiliates are engaged (or have committed plans to engage) during his employment. The non-interference covenant prevents Mr. Lucania from soliciting or hiring our employees or those of our affiliates and from soliciting or inducing any of our customers, suppliers, licensees, or other business relations or those of our affiliates, to cease doing business with us, or reduce the amount of business conducted with us or our affiliates, or in any manner interfering with our relationships with such parties.
There are no family relationships between Mr. Lucania and any of the Company’s directors or executive officers, and, except as described above, there is no arrangement or understanding between Mr. Lucania or any other person and the Company or any of its subsidiaries pursuant to which he was appointed as an officer of the Company. There are no transactions between Mr. Lucania or any of his immediate family members and the Company or any of its subsidiaries that would be required to be reported under Item 404(a) of Regulation S-K.
The foregoing description of Mr. Lucania’s employment agreement is qualified in its entirety by reference to the full text of the employment agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference in this Item 5.02.
In connection with the termination of his employment by the Company without cause, Mr. Murdock will receive severance pursuant to the terms of his employment agreement with the Company. Following Mr. Lucania joining the Company, Mr. Murdock is expected to continue to serve the Company as a Special Advisor for a limited transitionary period. Mr. Murdock’s forthcoming departure from the Company is not related to any disagreement with the Company on any matter relating to its financial or accounting policies or practices.
Item 9.01    Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement, dated June 13, 2023, between James M. Lucania and the Company
104	Cover Page Interactive Data File (formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHEQUITY, INC.
Date: June 14, 2023	By:	/s/ Delano Ladd
	Name:	Delano Ladd
	Title:	EVP, General Counsel and Secretary